UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 3, 2015, NRG Yield Operating LLC, a subsidiary of NRG Yield, Inc. (the “Company”) completed its previously announced acquisition of 75% of the Class B Interests of NRG Wind TE Holdco LLC, which owns a portfolio of 12 wind facilities totaling 814 net megawatts, from NRG Energy Gas & Wind Holdings, Inc. (the “Seller”), a wholly-owned subsidiary of NRG Energy, Inc. (the “Wind TE Holdco Acquisition”), pursuant to the purchase and sale agreement with the Seller. This Current Report on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 4, 2015 to include the financial statements relating to the Wind TE Holdco Acquisition and the pro forma financial information required by Items 9.01(a) and 9.01(b), respectively, and to include the exhibits under Item 9.01(d) of this Form 8-K/A.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of NRG Wind TE Holdco LLC as of December 31, 2014, and for the period from January 1, 2014 through March 31, 2014 and from April 1, 2014 through December 31, 2014, and the unaudited financial statements of NRG Wind TE Holdco LLC as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014 are attached to this Form 8-K/A as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial statements and explanatory notes relating to the Wind TE Holdco Acquisition are attached as Exhibit 99.3 to this Form 8-K/A and are incorporated herein by reference.

(d) Exhibits.

The Exhibit Index attached to this Form 8-K/A is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated: January 19, 2016

EXHIBIT INDEX

Exhibit No.	Document
23.1	Consent of KPMG LLP.

99.1

Audited consolidated financial statements of NRG Wind TE Holdco LLC as of December 31, 2014 and for the period from January 1, 2014 through March 31, 2014 and from April 1, 2014 through December 31, 2014.

99.2	Unaudited consolidated financial statements of NRG Wind TE Holdco LLC as of September 30, 2015 and for the nine months ended September 30, 2015 and 2014.

99.3	Unaudited pro forma combined consolidated financial statements and explanatory notes for the year ended December 31, 2014 and the nine months ended September 30, 2015.